Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-171835) pertaining to the 2010 Long Term Incentive Plan of our report dated March 9, 2012, with respect to the consolidated financial statements and schedules of FairPoint Communications, Inc. (the Company), and the effectiveness of internal control over financial reporting of FairPoint Communications, Inc. in this Annual Report (Form 10-K) for the year ended December 31, 2011.

Charlotte, North Carolina

March 9, 2012